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                                                                   Exhibit 10.08


                               December 1, 1996

Caliber Learning Network, Inc.
1000 Lancaster Street
Baltimore, Maryland 21202

     Re:  $3,000,000 Revolving Line of Credit
          -----------------------------------

Gentlemen:

Subject to the terms and conditions of this agreement and your execution and delivery of the Line of Credit Promissory Note in the form attached hereto (the "Note"), Sylvan Learning Systems, Inc. ("Sylvan") is pleased to confirm its agreement to make loans to Caliber Learning Network, Inc. ("Caliber" or "you") for working capital ("Revolving Loans") from time to time in an aggregate principal amount outstanding at any time not to exceed three million dollars ($3,000,000) (the "Line of Credit"). The Line of Credit is being made available to you pursuant to and as permitted by Section 1.2 of the Stockholders' Agreement dated November 22, 1996, by and among Caliber, Sylvan, MCI Communications Corporation, Douglas L. Becker, R. Christopher Hoehn-Saric, and John P. Hill (the "Stockholders' Agreement") in connection with the initial capitalization of Caliber.

Sylvan shall make Revolving Loans to Caliber under the Line of Credit from time to time upon request by Caliber, provided that each Revolving Loan shall be in an amount not less than five hundred thousand dollars ($500,000) or an integral multiple thereof.

Subject to and as more specifically provided in the Note:

     a.   Term.  Caliber shall be entitled to draw upon the Line of Credit from
          ----
          time to time until December 31, 1998 (the "Loan Expiration Date). The outstanding principal balance of the Revolving Loans, together with accrued and unpaid interest therein, shall be due and payable in full in a single payment of principal plus accrued interest on December 31, 2000 (the "Loan Maturity Date").

     b.   Interest.  The unpaid principal balance of the Revolving Loans
          --------
          outstanding from time to time shall bear interest at a fluctuating rate equal to one
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          percent (1%) above the prime rate as published by NationsBank, N.A., in Baltimore, Maryland, on the last business day of each calendar quarter during which there were principal amounts outstanding.

     c.   Optional Prepayment.  The Note may be prepaid at any time, in whole or
          -------------------
          in part, without penalty.

     d.   Mandatory Prepayment.  At Sylvan's request, the principal amount of
          --------------------
          any and all Revolving Loans then outstanding, together with accrued and unpaid interest thereon, shall be due and payable in full upon the closing, if any, of an Initial Public Offering by Caliber. As used herein, the term "Initial Public Offering" shall have the same meaning as the meaning ascribed to such term in Section 4.1 of the Stockholders' Agreement.

     e.   Right to Re-borrow.  Any optional or mandatory prepayment of principal
          ------------------
          prior to the Loan Expiration Date shall entitle Caliber to re-borrow the entire amount or any portion thereof, subject to the terms and conditions herein described.

                                               Sincerely,

                                               SYLVAN LEARNING SYSTEMS, INC.



                                               By:_____________________________
                                                  Douglas L. Becker
                                                  President
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READ AND AGREED
as of the 1/st/ day of December, 1996.

CALIBER LEARNING NETWORK, INC.



By:________________________________
   R. Christopher Hoehn-Saric
   Chairman

Attachment - Line of Credit Promissory Note
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                        LINE OF CREDIT PROMISSORY NOTE

$3,000,000.00                                                   December 1, 1996


     FOR VALUE RECEIVED, CALIBER LEARNING NETWORK, INC., a Maryland corporation ("Borrower"), promises to pay to the order of SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation (together with its successors, endorsees and assigns, "Lender") on December 31, 2000, the principal amount of all Revolving Loans then outstanding pursuant to and as such capitalized term is defined in that certain letter agreement between Borrower and Lender dated the date first written above and relating to the subject matter hereof, together with all accrued and unpaid interest thereon at the rate hereinafter provided.

     The terms and conditions of this Note, in addition to those set forth above, are as follows:

     1.   Interest. The unpaid principal amount of the Revolving Loans
          --------
outstanding from time to time shall bear interest at a fluctuating rate equal to one percent (1%) above the prime rate as published by NationsBank, N.A., in Baltimore, Maryland, on the last business day of each calendar quarter during which there were principal amounts outstanding.

     2.   Optional Prepayment. This Note may be prepaid at any time, in whole or
          -------------------
in part, without penalty.

     3.   Mandatory Prepayment. At Lender's request, the principal amount of the
          --------------------
Revolving Loans then outstanding, if any, together with accrued and unpaid interest thereon, shall be due and payable in full upon the closing, if any, of an Initial Public Offering by Borrower. As used herein, the term "Initial Public Offering" shall have the same meaning as the meaning ascribed to such term in
Section 4.1 of the Stockholders' Agreement dated November 22, 1996, by and among Borrower, Lender, MCI Communications Corporation, Douglas L. Becker, R. Christopher Hoehn-Saric, and John P. Hill.

     4.   Application of Payments, Etc. All payments made on account of this
          ----------------------------
Note shall be applied first to accrued and unpaid interest and then to the principal amount of the Revolving Loans then outstanding. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds.

     5.   No Waiver.  No failure or delay by Lender to insist upon the strict
          ---------
performance of any term, condition, covenant, or agreement of this Note or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement of any such breach, or preclude Lender from exercising any such right, power, or remedy at a later time or times. By accepting partial payment or payment after the due date of any amount payable under the terms of this Note, Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note.
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     6.   Amendment. This Note may not be changed orally, but only by an
          ---------
agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

     7.   Governing Law.  The provisions of this Note shall be construed,
          -------------
interpreted and enforced in accordance with the laws of the State of Maryland.

     IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.


ATTEST:                               CALIBER LEARNING NETWORK,
INC.

_______________________________       By:_________________________________
O. Steven Jones                           R. Christopher Hoehn-Saric
Assistant Secretary                       Chairman